Exhibit 10.8

Property Lease

Contract

[two partial seals superimposed on right margin]

Property Lease Contract

Lessor (Party A):	Shenzhen Hivac Vacuum Photo-Electronics Co., Ltd.

Legal representative:	Xu Sheng (transliteration)

Date of signing:	10 December 2009

Lessee (Party B):	Shenzhen Photon Broadband Technology Co., Ltd.

Legal representative:	Chan Kwok Yin

Date of signing:	10 December 2009

Pursuant to the stipulations of the Contract Law of the People’s Republic of China, Law of the People’s Republic of China on the Administration of Urban Real Estate, Regulations of Shenzhen Special Economic Zone on Leases of Property and the detailed rules for implementation, Party A and Party B have reached consensus after negotiation and entered into this Contract.

Article 1        Party A leases the property located at Zone B, C, D, 2/F, Hao Wei Building., No. 2 Road, Beiqu, High-tech Industrial Park, Nanshan District, Shenzhen (hereinafter referred to as the “Leased Property”) for the use of Party B. The total gross floor area of the Leased Property is 4,000 sq.m. (Attached hereto is the confirmation letter of relevant authority of the State with the company seal of both parties affixed thereto).

Owner of the Leased Property: Shenzhen Hivac Vacuum Photo-Electronics Co., Ltd.; Certificate of Ownership of Property No.: Shen Di He Zi [2002]001; Lease Permit No.:

Article 2        The lease of the Leased Property to Party B shall commence on 11 January 2010 and end on 10 January 2013.

Article 3        With respect to the original deposit paid to Party A by Party B for renting the Leased Property prior to the commencement of the lease term of this Contract, such deposit may be transferred and used as the deposit under this Contract. Within 3 days from the date of termination of this Contract and the full settlement of the rental and various expenses for which Party B is liable and the repossession of the Leased Property by Party A, such deposit shall be refunded to Party B by Party A without interest. The total amount of original deposit is RMB      (In words: TWO HUNDRED AND EIGHTY THOUSAND ONLY). The rental shall be calculated on the basis of RMB40/sq.m./month (inclusive of tax), with the monthly rental amounting to RMB160,000.00 (In words: ONE HUNDRED AND SIXTY THOUSAND ONLY) in total. The rental for the first month shall be paid by Party B before 10 January 2010.

The management fee is RMB3.8/sq.m./month [inclusive of public cleaning fee, fee for using the lift, mechanical and electrical equipment management fee (the air-conditioning activation time is Monday-Friday 8:30 a.m. to 5:30 p.m.. An application may be made for the provision of air-conditioning outside these times. The fee incurred is calculated in the same way as normal time)]. The total amount is RMB15,200.00/month (In words: FIFTEEN THOUSAND AND TWO HUNDRED ONLY).

Party B shall pay water and electricity fee monthly (the scale of charges is in accordance with government stipulations and sharing of reasonable wear and tear). Party A is obligated to provide services of external wall repair and maintenance, public security and public area lighting after receiving the management fee. The water and electricity fees for the previous month shall be paid to Party A before the 10th day of each month.

Article 4        Party B shall pay the rental and management fees of the month to Party A before the 10th day of each month. Party A shall provide Party B with an invoice of property lease within 7 days upon receipt of the amount, so that Party B may make an entry in the accounting book.

Article 5        Purpose of Leased Property: Industrial production and commercial office

Where Party B uses the Leased Property for other purposes, the written consent of Party A shall be obtained and an application for change of use of property shall be lodged to the competent authority in charge of real estate in accordance with the relevant laws and regulations. Any change in the use of a property can only be implemented subject to the approval and in accordance with the details set out in the reply of the competent authority.

Article 6        Party A shall continue to make the Leased Property available for the use of Party B before 5 January 2010 and go through the relevant contract renewal formalities.

Article 7        At the time of delivering the Leased Property, both parties shall reach confirmation with respect to the prevailing condition of the Leased Property, its auxiliary facilities and ancillary property. Party A shall provide 6 parking spaces and Party B shall park its vehicles as requested.

Article 8        During the term of the lease, Party A shall be responsible for paying the real estate tax and land use fee in respect of the land where the Leased Property is situated,

while Party B shall be responsible for making timely payment of management expenses such as water, electricity and communications fees arising from the use of the Leased Property.

Article 9        Party A shall ensure that the delivered Leased Property and its auxiliary facilities can be leased. If Party B sustains personal injuries or damage to property in the leased real estate as a result of willful misconduct or fault on the part of Party A or the nonconformity of the Leased Property with the safety requirements as laid down in relevant laws, rules and regulations, Party B is entitled to demand compensation from Party A accordingly. Party A shall compensate Party B for the direct and actual losses incurred thereof.

Article 10      Party B shall use the Leased Property and its auxiliary facilities reasonably and is prohibited from using the Leased Property for illegal acts or engaging in production and business activities which cause serious pollution or are in breach of stipulations of environment departments. Under no circumstances shall Party A interfere with or impede the normal and reasonable use of Leased Property by Party B.

Article 11      On the happening or occurrence of damage or malfunction, which has arisen for reasons other than the fault on the part of Party B, to the Leased Property or its auxiliary facilities and impedes the safety and normal use of the same during the course of using the Leased Property, Party B shall make timely notification to Party A and take possibly effective measures to prevent further deterioration of defects. Party A shall, within 10 days upon receiving the notification of Party B, carry out repair and maintenance or directly entrust Party B for carrying out the repair and maintenance.

In case of contingency under which repair and maintenance must be carried out immediately, Party B shall carry out repair and maintenance by itself first and notify Party A of the relevant situation promptly.

The maintenance costs (including reasonable costs incurred by Party B as a result of repair and maintenance and prevention of worsening of defects) incurred in the above two provisions shall be borne by Party A. If Party B fails to fulfill its obligations as stipulated in the preceding two provisions or fails to make timely notification or fails to take possibly effective measures which result in worsening of losses, such increased part of repair and maintenance costs shall be borne solely by Party B.

Article 12      If there exists or occurs any circumstances where safety is impeded or in the event of damage or malfunction of the Leased Property or its auxiliary facilities due to misuse or inappropriate use on the part of Party B, Party B shall make timely notification to

Party A and is responsible for carrying out repair and maintenance or payment of compensation. If Party B declines to make such repair and maintenance or compensation, Party A shall make repair and maintenance on its behalf and the relevant cost of repair and maintenance shall be borne by Party B.

Article 13      During the term of this Contract, written agreement should be entered into between Party A and Party B if either party is to carry out any alteration, addition or renovation works to the Leased Property.

In situations where approval should be sought from relevant authorities as stipulated in the previous provision, the construction works may be carried out only after approval has been granted.

Article 14      During the term of the lease, Party B is prohibited to sublease the Leased Property, whether in whole or in part, to other parties, except where the Leased Property is subleased by Party B to the affiliated enterprises of Party B. However, Party B shall go through the formalities of removal of original company particulars and entry of new company particulars in accordance with the stipulations of the government.

Article 15      During the term of this Contract, where Party A is to transfer the whole or part of the title of ownership of the Leased Property, written notification of the same shall be sent to Party B one month in advance. Party B shall be entitled to the pre-emptive right under the same conditions.

If the Leased Property is to be transferred to others, Party A is responsible for, at the time of signing the Instrument of Transfer, assigning its rights and obligations hereunder to the assignee, who shall continue to perform the rights and obligations of Party A under this Contract.

Article 16      During the term of this Contract, in the event of any one of the following circumstances, the rescission or variation of this Contract is permissible and both parties shall not be held mutually liable. At the same time, Party A is obligated to refund the surplus rental and deposit.

I.        On the occurrence of a force majeure event which renders the inability of performance of this Contract;

II.       The expropriation, acquisition, recall or demolition of Leased Property by the government;

III.      As agreed by Party A and Party B upon negotiation.

Article 17      In the event of any one of the following circumstances, Party A may claim damages for losses arising thereof:

I.        The amount of various fees owed by Party B to Party A reaches over RMB100,000;

II.       Party B uses the Leased Property for illegal activities which are detrimental to public interests or interests of others and in violation of the laws and regulations of relevant authorities;

III.      Party B changes the load bearing structure or purpose of the Leased Property without authorization;

IV.      Party B is in breach of the stipulations of Article 12 herein and fails to take up the responsibility of repair and maintenance or paying the repair and maintenance costs thereby causing severe damage to the property or equipment, or fails to observe the safety procedures which leads to fire and serious consequences;

V.        Party B undertakes unauthorized renovation work of the Leased Property without obtaining the approval of Party A or relevant authorities;

VI.      The unauthorized subleasing of the Leased Property, whether in whole or in part, by Party B to the third party, except where the Leased Property is subleased by Party B to affiliated enterprises of Party B. However, Party B shall arrange to go through the formalities of removal of original company particulars and entry of new company particulars in accordance with the stipulations of the government;

Apart from pursuing claims of damages or default liability against Party B, in the circumstances listed above, Party A may rescind the contract or propose to Party B to amend the terms and conditions of the contract, as the case may be.

Article 18      In the event of any one of the following circumstances, Party B may seek compensation from Party A for losses suffered in consequence thereof:

I.        Party A has delayed in delivering the Leased Property for over one month;

II.       Party A is in breach of the stipulations in Article 9 of this Contract, as a result of which Party B is unable to achieve its aim of leasing the property.

III.      Party A is in breach of the stipulations of Article 11 of this Contract and fails to undertake the responsibility of repair and maintenance or pay the repair and maintenance costs.

IV.      Party A undertakes the alteration, addition or renovation works of the Leased property without obtaining the approval of Party B or relevant authorities.

Apart from pursuing claims of damages or default liability against Party A, Party B may also rescind the contract or propose to Party A to amend the terms and conditions of the contract, as the case may be, in the circumstances listed above. If Party B is unable to use the whole of the Leased Property owing to the occurrence of the above four conditions, Party B may refrain from making any further payment of rental and management fee to Party A.

Article 19        Party B shall move out and return the Leased Property within _7_ days after the termination of this Contract, and shall ensure that the Leased property and auxiliary facilities are in good condition, except for normal wear and tear. At the same time, various expenses owed by Party B shall be settled and relevant handover procedures be dealt with. At the time of surrender of tenancy, the fixed parts of renovation works (floor tiles, wall plaster, toilet facilities) carried out by Party B shall belong to Party A and are not allowed to be dismantled.

In the case that Party B does not move out or return the Leased Property at the expiration of the lease term, Party A is entitled to take back the Leased Property and charge twice the standard rate for the extended period.

Article 20        Within two months before the expiry of the agreed lease period under this Contract, Party B will notify Party A if it intends to extend the leasehold. Party B shall have the priority to lease the Leased Property under the same conditions.

Party A and Party B may reach an agreement on the extension of the lease by concluding a new lease contract.

Article 21        The permanently installed equipment and facilities of the Leased Property (water, electricity, communication facilities, fire annihilator pipe, smoke detector, sprinkler system, air-conditioning main unit, ventilation system) are in good condition and in compliance with the relevant requirements of the State.

For renovation works which are carried out for the sake of operational needs of Party B, if alteration of fire engineering equipment is involved, the approval of Party A and relevant authorities has to be obtained. Subject to relevant stipulations of the State, Party A shall cooperate unconditionally and Party B shall be liable for the expenses incurred.

Party A shall provide refrigerator unit and air-conditioning main unit (the pipe is located 0.5 metre away from the plant room) and ventilation main pipe for the use of Party B. Other pipes are installed by Party B on its own. Party B must share the fee for water and electricity consumed by the refrigerator unit and air-conditioner of Leased Property. The sewage, exhaust gas, waste materials and noise pollution generated by Party B must meet the national requirements and the fee incurred thereof shall be borne by Party B.

Article 22        Upon the expiry of the contract, Party B may dismantle all equipment owned by Party B on condition that the structure of Leased Property shall not be damaged. For places like floor surface, wall surface, ceiling surface and toilets, provided that the structure is not damaged during internal renovations, Party A is prohibited from requesting Party B to restore the Leased Property to the original condition at the time when Party B surrenders the lease.

Article 23        Party A and Party B shall take their own initiative in the fulfillment of various provisions as stipulated. In case of default by either party, default liability shall be assumed according to the stipulations of the contract.

Default Liability:

I.        During the term of the contract, if Party A withdraws the right of use of the Leased Property without authorization, Party A shall do so by giving Party B a default payment equivalent to twice the normal rental of the month preceding the commencement date of such withdrawal, which must be executed 6 months after the contract takes effect. Where Party B is given 3 months’ notice in advance after the 6-month period, the formalities of lease surrender shall be the same as normal expiration of lease.

II.       During the term of the contract, if Party B surrenders the lease without authorization, Party B shall do so by giving Party A a default payment equivalent to twice the normal rental of the month preceding the commencement date of such surrender, which must be executed 6 months after the contract takes effect. Where Party A is given 3 months’ notice in advance after the 6-month period, the formalities of lease surrender shall be the same as normal expiration of lease.

III.      In the case where Party A withdraws the right of use of the Leased Property or the surrender of lease by Party B without authorization, 3 months’ written notice shall be given to the other party, failing which the party which proposes the withdrawal or surrender shall, in addition to making the default payment, compensate the other party of the losses incurred thereof.

IV.      With respect to the circumstances of default as described in Article 23, Article 17 and Article 19, they shall be reviewed on an individual basis and are not interchangeable.

Anything not mentioned herein may be separately agreed upon by Party A and Party B and set out in an attachment page, which shall be the constituent part of and have the same effect as this Contract upon the signing and sealing by both parties.

Any agreement reached between Party A and Party B during the lease period with respect to the amendment of the terms herein shall have the same effect as this Contract.

Article 24        The disputes arising from this Contract between Party A and Party B shall be resolved through consultations. In case that an agreement cannot be reached after consultations, a lawsuit may be brought to the People’s Court where the Leased Property is located.

Article 25        This Contract shall come into force on the date of signing thereof.

Article 26        The original of this Contract is in Chinese.

Article 27        This Contract in duplicate, one copy of which is kept by Party A and one copy kept by Party B.

Attachment: The cost sharing of canteen shall be conducted in accordance with the standards originally agreed upon by both parties.

Party A:	[sealed] Shenzhen Hivac Vacuum Photo-Electronics Co., Ltd.	Party B:	[sealed] Shenzhen Photon Broadband Technology Co., Ltd.
Legal representative:		Legal representative:

Entrusted agent: [signature] [illegible]		Entrusted agent: [signature] [illegible]

Date:		Date: 2009.12.11